Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428
Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Meten Holding Group Ltd. (the “Company”) of our report dated March 15, 2023, relating to the consolidated balance sheets of the Company as of December 31, 2022 and 2021, and the related consolidated statements of comprehensive income/(loss), changes in shareholder’s equity, and cash flows for the years ended December 31, 2022, 2021 and 2020 and the related notes, included in its Annual Report on Form 20-F of the Company for the year ended December 31, 2022, filed with the U. S. Securities and Exchange Commission on March 15, 2023.We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Audit Alliance LLP

Singapore

April 10, 2023